Exhibit 99.1

For Immediate Release

NR 16-0501

Investor Contact: Will Gabrielski VP, Investor Relations 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh VP, External Communications 212.739.7212 Brendan.Ranson-Walsh@aecom.com

AECOM reports third-quarter fiscal year 2016 results

LOS ANGELES (August 9, 2016) — AECOM (NYSE: ACM), a premier, fully integrated global infrastructure firm, today reported third-quarter revenue of $4.4 billion. Net income1 and earnings per share1 were $67.4 million and $0.43 in the third quarter, respectively. On an adjusted basis, diluted earnings per share2 was $0.81.

	Third Quarter
($ in millions, except EPS)	As Reported	Adjusted (Non-GAAP)	Adjusted YoY % Change	Highlights
Revenue	$4,409	-	(3)%	4.1% growth in Americas Design and 14% growth in Building Construction
Operating Income	$110	$219[3]	(2)%
Net Income	$67[1]	$126[2]	11%
EPS (Fully Diluted)	$0.43[1]	$0.81[2]	10%
Operating Cash Flow	$260	-	69%
Free Cash Flow[4]	-	$191	27%	On track with $600 million to $800 million guidance; $177 million of debt reduction
Backlog	$38,411	-	(5)%	Strength across our diverse portfolio
Wins	$4,500	-	(6)%	Wins of $4.5 billion driven by substantial Power wins

Note: All comparisons are year over year unless otherwise noted, and use adjusted or Non-GAAP figures where available.

“Our third quarter results were highlighted by accelerating growth in the Americas Design business, the eighth consecutive quarter of double-digit growth in Building Construction, a 3x book-to-burn5 in our Energy & Industrial Construction business, $191 million of free cash flow, and $177 million of debt reduction,” said Michael S. Burke, AECOM’s chairman and chief executive officer. “The distinct advantages of our design, build, finance, and operate capabilities are becoming more apparent in the type of work we pursue and win, including $1.1 billion of power projects we won in the third quarter and the L.A. Rams stadium we and our joint-venture partner were selected to build after the quarter closed.”

“Our performance in the third quarter reflects the benefits of our diverse mix of geographies and end markets,” said Stephen M. Kadenacy, AECOM’s president. “From this diversity, and through consistent execution, we are able to generate consistent results and deliver value for our stockholders.”

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Wins and Backlog
Wins in the quarter of $4.5 billion resulted in a book-to-burn ratio5 of 1.02. Wins were driven primarily by two large contracts to construct combined cycle gas power plants in the U.S., and strength in our Asia Pacific design markets. Total backlog declined slightly to $38.4 billion, due primarily to changes in foreign currency rates.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its three segments: Design & Consulting Services, Construction Services and Management Services.

Design & Consulting Services (DCS)

The DCS segment delivers planning, consulting, architectural and engineering design services to commercial and government clients worldwide in markets such as transportation, facilities, environmental, energy, water and government.

Revenue in the third quarter was $1.9 billion. Constant-currency organic6 revenue was largely unchanged, highlighted by 4.1% growth in the Americas, 6.3% growth in the U.K., and 1.6% growth in Australia, offset by a decline in the Middle East. Adjusted operating income3 increased to $150 million compared to $145 million in the year ago period.

Construction Services (CS)

The CS segment provides construction services for energy, sports, commercial, industrial, and public and private infrastructure clients.

Revenue in the third quarter was $1.7 billion, which was largely unchanged, with double-digit growth in the Building Construction business offset by weakness in oil and gas that was exacerbated by the fires in Fort McMurray, Canada. Adjusted operating income3 was $23 million compared to $11 million in the year ago period. The increase included a strong contribution from our building and stadium construction business.

Management Services (MS)

The MS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems-integration services and information technology services, primarily for agencies of the U.S. government, national governments around the world and commercial customers.

Revenue in the third quarter was $804 million. Adjusted operating income7 was $75 million compared to $93 million in the year ago period.

Tax Rate

The effective tax rate in the third quarter was 12.5% and includes the benefit from the reversal of a deferred tax asset valuation allowance. Our adjusted tax rate was derived by re-computing the annual effective tax rate on earnings from adjusted net income (loss).8 The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.

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Cash Flow

Free cash flow4 for the third quarter was $191 million and is on track with annual free cash flow guidance of $600 million to $800 million for fiscal years 2016 and 2017.

Balance Sheet

As of June 30th, 2016, AECOM had $628.0 million of total cash and cash equivalents, $3.7 billion of net debt and $940.5 million in unused capacity under its $1.05 billion revolving credit facility. Total debt has declined by $1.03 billion since closing the URS acquisition in October, 2014.

Financial Outlook

AECOM is reiterating adjusted EPS2 guidance for fiscal year 2016 of $3.00 to $3.40, which assumes an expected contribution from the monetization of a portion of AECOM Capital investments in the fourth quarter.

The Company expects to exit fiscal 2016 at a synergy savings run-rate of $275 million and to incur approximately $200 million of acquisition and integration expenses during the fiscal year. In total, the Company is on track to achieve its $325 million run-rate synergy savings target by the end of fiscal 2017.

In addition, the Company now expects fiscal 2016 full-year interest expense, excluding acquisition-related amortization, of approximately $225 million and a full-year share count of 156 million.

The Company now expects an adjusted effective tax rate8 of approximately 24%.

Fiscal year 2016 capital expenditures9 are expected to be approximately $150 million. The Company expects depreciation expense of approximately $165 million and the amortization of intangible assets10 to be approximately $210 million.

AECOM is hosting a conference call today at 12 p.m. EDT, during which management will make a brief presentation focusing on the Company’s results, strategies and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at www.aecom.com. The webcast will be available for replay following the call.

1 Defined as attributable to AECOM.

2 Defined as attributable to AECOM, excluding acquisition and integration related expenses, financing charges in interest expense, the amortization of intangible assets, and financial impacts associated with expected and actual dispositions of non-core businesses and assets.

3 Excluding intangible amortization and financial impacts associated with expected and actual dispositions of non-core businesses and assets.

4 Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals, and is a non-GAAP measure.

5 Book-to-burn ratio is defined as the amount of wins divided by revenue recognized during the period.

6 Organic growth is at constant currency and excludes revenue associated with actual and planned non-core asset and business dispositions. Results expressed in constant currency are presented excluding the impact from changes in currency exchange rates.

7 Excluding intangible amortization.

8 Inclusive of non-controlling interest deduction and adjusted for acquisition and integration expenses, financing charges in interest expense, the amortization of intangible assets and financial impacts associated with actual and planned dispositions of non-core businesses and assets.

9 Capital expenditures, net of proceeds from disposals.

10 Amortization of intangible assets expense includes the impact of amortization included in equity in earnings of joint ventures and non-controlling interests.

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About AECOM

AECOM (NYSE: ACM) is built to deliver a better world. We design, build, finance and operate infrastructure assets for governments, businesses and organizations in more than 150 countries. As a fully integrated firm, we connect knowledge and experience across our global network of experts to help clients solve their most complex challenges. From high-performance buildings and infrastructure, to resilient communities and environments, to stable and secure nations, our work is transformative, differentiated and vital. A Fortune 500 firm, AECOM companies had revenue of approximately $18 billion during the 12 months ended June 30, 2016. See how we deliver what others can only imagine at aecom.com and @AECOM.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, cash flows, tax rate, share count, interest expense, amortization of intangible assets, AECOM Capital contributions, synergy costs, acquisition and integration costs, or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following:  demand for our services is cyclical; uncertainties related to government contract appropriations; governmental agencies may modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations applicable to our business; our leveraged position and ability to service our debt; ability to maintain surety and financial capacity; exposure to legal, political and economic risks in different countries as well as currency exchange rate fluctuations; the failure to retain and recruit key technical and management personnel; our insurance policies may not provide adequate coverage; unexpected adjustments and cancellations related to our backlog; dependence on third party contractors who fail to satisfy their obligations; systems and information technology interruption; and changing client preferences/demands, fiscal positions and payment patterns. Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in our reports filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). In particular, the Company believes that non-GAAP financial measures such as adjusted EPS, adjusted operating income, adjusted tax rate, adjusted EBITDA, organic revenue, and free cash flow also provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We are also providing additional non-GAAP financial measures to reflect the impact of past acquisitions, including acquisition and integration expenses. Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G tables at the back of this release.

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AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 30, 2015	June 30, 2016	% Change	June 30, 2015	June 30, 2016	% Change

Revenue	$4,549,578	$4,408,782	(3.1)%	$13,266,243	$13,087,729	(1.3)%
Cost of revenue	4,423,060	4,237,439	(4.2)%	12,901,683	12,592,084	(2.4)%
Gross profit	126,518	171,343	35.4%	364,560	495,645	36.0%

Equity in earnings of joint ventures	27,776	18,513	(33.3)%	76,328	82,792	8.5%
General and administrative expenses	(24,418)	(28,863)	18.2%	(88,553)	(86,957)	(1.8)%
Acquisition and integration expenses	(88,495)	(50,678)	(42.7)%	(318,557)	(142,427)	(55.3)%
Loss on disposal	—	—	0.0%	—	(42,589)	0.0%
Income from operations	41,381	110,315	166.6%	33,778	306,464	807.3%

Other income	10,128	1,498	(85.2)%	11,669	5,286	(54.7)%
Interest expense	(60,220)	(62,516)	3.8%	(239,581)	(184,757)	(22.9)%
(Loss) income before income tax expense	(8,711)	49,297	(665.9)%	(194,134)	126,993	(165.4)%

Income tax benefit	(8,464)	(35,097)	314.7%	(96,424)	(23,592)	(75.5)%

Net (loss) income	(247)	84,394	n/m	(97,710)	150,585	(254.1)%

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(16,945)	(16,950)	0.0%	(58,191)	(61,680)	6.0%

Net (loss) income attributable to AECOM	$(17,192)	$67,444	(492.3)%	$(155,901)	$88,905	(157.0)%

Net (loss) income attributable to AECOM per share:
Basic	$(0.11)	$0.44	(500.0)%	$(1.05)	$0.58	(155.2)%
Diluted	$(0.11)	$0.43	(490.9)%	$(1.05)	$0.57	(154.3)%

Weighted average shares outstanding:
Basic	151,697	154,852	2.1%	148,214	154,256	4.1%
Diluted	151,697	156,175	3.0%	148,214	155,479	4.9%

Balance Sheet and Cash Flow Information

(unaudited - in thousands)

	September 30, 2015	June 30, 2016
Balance Sheet Information:
Total cash and cash equivalents	$683,893	$627,997
Accounts receivable – net	4,841,450	4,620,393
Total debt	4,606,938	4,295,217
Total assets	14,014,298	13,878,327
Total AECOM stockholders’ equity	3,407,748	3,551,842

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AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	Corporate	Total
Three Months Ended June 30, 2016
Revenue	$1,920,576	$1,683,766	$804,440	$-	$4,408,782
Cost of revenue	1,797,577	1,674,704	765,158	-	4,237,439
Gross profit	122,999	9,062	39,282	-	171,343
Equity in earnings of joint ventures	1,041	3,518	13,954	-	18,513
General and administrative expenses	-	-	-	(28,863)	(28,863)
Acquisition and integration expenses	-	-	-	(50,678)	(50,678)
Income (loss) from operations	$124,040	$12,580	$53,236	$(79,541)	$110,315

Gross profit as a % of revenue	6.4%	0.5%	4.9%	-	3.9%

Three Months Ended June 30, 2015
Revenue	$1,993,491	$1,704,409	$851,678	$-	$4,549,578
Cost of revenue	1,892,413	1,714,791	815,856	-	4,423,060
Gross profit	101,078	(10,382)	35,822	-	126,518
Equity in earnings of joint ventures	3,035	6,413	18,328	-	27,776
General and administrative expenses	-	-	-	(24,418)	(24,418)
Acquisition and integration expenses	-	-	-	(88,495)	(88,495)
Income (loss) from operations	$104,113	$(3,969)	$54,150	$(112,913)	$41,381

Gross profit as a % of revenue	5.1%	(0.6)%	4.2%	-	2.8%

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AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	Corporate	Total
Nine Months Ended June 30, 2016
Revenue	$5,748,825	$4,941,761	$2,397,143	$-	$13,087,729
Cost of revenue	5,449,328	4,913,986	2,228,770	-	12,592,084
Gross profit	299,497	27,775	168,373	-	495,645
Equity in earnings of joint ventures	6,202	8,906	67,684	-	82,792
General and administrative expenses	-	-	-	(86,957)	(86,957)
Acquisition and integration expenses	-	-	-	(142,427)	(142,427)
Loss on disposal	-	(42,589)	-	-	(42,589)
Income (loss) from operations	$305,699	$(5,908)	$236,057	$(229,384)	$306,464

Gross profit as a % of revenue	5.2%	0.6%	7.0%	-	3.8%

Contracted backlog	$8,053,550	$12,001,079	$3,787,742	$-	$23,842,371
Awarded backlog	5,737,196	4,572,028	4,259,460	-	14,568,684
Total backlog	$13,790,746	$16,573,107	$8,047,202	$-	$38,411,055

Nine Months Ended June 30, 2015
Revenue	$5,921,107	$4,879,626	$2,465,510	$-	$13,266,243
Cost of revenue	5,720,671	4,852,173	2,328,839	-	12,901,683
Gross profit	200,436	27,453	136,671	-	364,560
Equity in earnings of joint ventures	3,094	16,983	56,251	-	76,328
General and administrative expenses	-	-	-	(88,553)	(88,553)
Acquisition and integration expenses	-	-	-	(318,557)	(318,557)
Income (loss) from operations	$203,530	$44,436	$192,922	$(407,110)	$33,778

Gross profit as a % of revenue	3.4%	0.6%	5.5%	-	2.7%

Contracted backlog	$8,508,279	$9,942,134	$4,271,229	$-	$22,721,642
Awarded backlog	5,414,059	7,696,625	4,586,571	-	17,697,255
Total backlog	$13,922,338	$17,638,759	$8,857,800	$-	$40,418,897

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AECOM

Regulation G Information

($ in millions)

Reconciliation of Amounts Provided by Acquired Companies

	Three Months Ended June 30, 2016			Nine Months Ended June 30, 2016
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies

Revenue
AECOM Consolidated	$4,408.8	$-	$4,408.8	$13,087.7	$302.0	$12,785.7
Design & Consulting Services	1,920.6	-	1,920.6	5,748.8	119.1	5,629.7
Construction Services	1,683.8	-	1,683.8	4,941.8	90.8	4,851.0
Management Services	804.4	-	804.4	2,397.1	92.1	2,305.0

Reconciliation of Net Income Attributable to AECOM to EBITDA

	Three Months Ended			Nine Months Ended
	Jun 30, 2015	Mar 31, 2016	Jun 30, 2016	Jun 30, 2015	Jun 30, 2016

Net (loss) income attributable to AECOM	$(17.2)	$41.9	$67.4	$(155.9)	$88.9
Income tax (benefit) expense	(8.4)	12.2	(35.1)	(96.4)	(23.6)
(Loss) income attributable to AECOM before income taxes	(25.6)	54.1	32.3	(252.3)	65.3
Depreciation and amortization[1]	138.1	109.8	98.3	455.7	322.4
Interest income[2]	(1.0)	(0.8)	(1.2)	(3.8)	(3.0)
Interest expense[3]	56.2	58.2	57.1	228.3	170.4
EBITDA	$167.7	$221.3	$186.5	$427.9	$555.1

1 Includes the amount for noncontrolling interests in consolidated subsidiaries
2 Included in other income
3 Excludes related amortization

Reconciliation of Total Debt to Net Debt

	Balances at:
	Jun 30, 2015	Mar 31, 2016	Jun 30, 2016
Short-term debt	$8.2	$10.5	$20.8
Current portion of long-term debt	162.4	332.0	333.3
Long-term debt	4,602.5	4,130.1	3,941.1
Total debt	4,773.1	4,472.6	4,295.2
Less: Total cash and cash equivalents	605.9	669.8	628.0
Net debt	$4,167.2	$3,802.8	$3,667.2

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Nine Months Ended
	Jun 30, 2015	Mar 31, 2016	Jun 30, 2016	Jun 30, 2015	Jun 30, 2016
Net cash provided by operating activities	$153.8	$113.2	$260.1	$486.4	$451.3
Capital expenditures, net	(3.7)	(30.3)	(68.8)	(59.3)	(99.9)
Free cash flow	$150.1	$82.9	$191.3	$427.1	$351.4

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AECOM

Regulation G Information

(in millions, except per share data)

Reconciliation of Reported Amounts to Adjusted Amounts Excluding Acquisition and Integration Related Expenses, Financing Charges in Interest Expense, the Amortization of Intangible Assets and the Financial Impacts Associated with Dispositions of Non-core Businesses and Assets

	Three Months Ended			Nine Months Ended
	Jun 30, 2015	Mar 31, 2016	Jun 30, 2016	Jun 30, 2015	Jun 30, 2016
Income from operations	$41.4	$140.7	$110.4	$33.8	$306.5
Non-core operating losses	–	5.5	14.4	–	27.0
Acquisition and integration expenses	88.5	50.8	50.6	318.6	142.4
Loss on disposal activity	–	1.6	–	–	42.6
Amortization of intangible assets	94.1	70.0	43.8	320.0	188.8
Adjusted income from operations	$224.0	$268.6	$219.2	$672.4	$707.3

(Loss) income before income tax expense	$(8.7)	$78.8	$49.3	$(194.2)	$127.0
Non-core operating losses	–	5.5	14.4	–	27.0
Acquisition and integration expenses	88.5	50.7	50.7	318.6	142.4
Loss on disposal activity	–	1.6	–	–	42.6
Amortization of intangible assets	94.1	70.0	43.8	320.0	188.8
Financing charges in interest expense	3.9	4.1	5.1	75.9	13.3
Adjusted income before income tax expense	$177.8	$210.7	$163.3	$520.3	$541.1

Income tax (benefit) expense	$(8.5)	$12.2	$(35.1)	$(96.5)	$(23.6)
Tax effect of the above adjustments…	50.3	35.1	53.1	221.9	124.1
Adjusted income tax expense	$41.8	$47.3	$18.0	$125.4	$100.5
…Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above

Noncontrolling interests in income of consolidated subsidiaries, net of tax	$(16.9)	$(24.7)	$(17.0)	$(58.2)	$(61.7)
Amortization of intangible assets included in NCI, net of tax	(5.6)	(4.0)	(2.2)	(18.6)	(12.7)
Adjusted noncontrolling interests in income of consolidated subsidiaries, net of tax	$(22.5)	$(28.7)	$(19.2)	$(76.8)	$(74.4)

Net (loss) income attributable to AECOM	$(17.1)	$41.9	$67.4	$(155.9)	$88.9
Non-core operating losses	–	5.5	14.4	–	27.0
Acquisition and integration expenses	88.5	50.7	50.7	318.6	142.4
Amortization of intangible assets	94.1	70.0	43.8	320.0	188.8
Loss on disposal activity	–	1.6	–	–	42.6
Financing charges in interest expense	3.9	4.1	5.1	75.9	13.3
Tax effect of the above adjustments	(50.3)	(35.2)	(53.1)	(221.9)	(124.1)
Amortization of intangible assets included in NCI, net of tax	(5.6)	(4.0)	(2.2)	(18.6)	(12.7)
Adjusted net income attributable to AECOM	$113.5	$134.6	$126.1	$318.1	$366.2

Net income (loss) attributable to AECOM – per diluted share*	$(0.11)	$0.27	$0.43	$(1.05)	$0.57
Per diluted share adjustments:
Non-core operating losses	–	0.04	0.09	–	0.17
Acquisition and integration expenses	0.58	0.33	0.32	2.12	0.92
Amortization of intangible assets	0.61	0.45	0.28	2.13	1.21
Loss on disposal activity	–	0.01	–	–	0.27
Financing charges in interest expense	0.03	0.03	0.03	0.52	0.09
Tax effect of the above adjustments	(0.33)	(0.23)	(0.33)	(1.48)	(0.79)
Amortization of intangible assets included in NCI, net of tax	(0.04)	(0.03)	(0.01)	(0.12)	(0.08)
Adjusted net income attributable to AECOM – per diluted share*	$0.74	$0.87	$0.81	$2.12	$2.36
Weighted average shares outstanding - diluted	153.3	155.4	156.2	150.0	155.5

*When there is a net loss, basic and dilutive GAAP EPS calculations use the same share count to avoid any antidilutive effect; however, the adjusted EPS includes the dilutive shares excluded in the GAAP EPS

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AECOM

Regulation G Information

($ in millions)

Reconciliation of Reported Amounts to Adjusted Amounts Excluding Acquisition and Integration Related Expenses, Financing Charges in Interest Expense, the Amortization of Intangible Assets and the Financial Impacts Associated with Dispositions of Non-core Businesses and Assets

	Three Months Ended			Nine Months Ended
	Jun 30, 2015	Mar 31, 2016	Jun 30, 2016	Jun 30, 2015	Jun 30, 2016

EBITDA(1)	$167.7	$221.3	$186.5	$427.9	$555.1
Non-core operating losses	–	5.5	14.4	–	27.0
Acquisition and integration expenses	88.5	50.7	50.7	318.6	142.4
Loss on disposal activity	–	1.5	–	–	42.6
Depreciation expense included in acquisition and integration expense line above	(6.0)	(6.2)	(7.7)	(14.3)	(19.8)
Adjusted EBITDA	$250.2	$272.8	$243.9	$732.2	$747.3
Other expense (income)	(10.1)	(0.8)	(1.5)	(11.7)	(5.3)
Interest income(2)	1.0	0.8	1.2	3.8	3.0
Depreciation(3)	(40.4)	(33.0)	(43.6)	(133.1)	(112.2)
Noncontrolling interests in income of consolidated subsidiaries, net of tax	17.0	24.8	16.9	58.2	61.7
Amortization of intangible assets included in NCI, net of tax	6.3	4.0	2.3	23.0	12.8
Adjusted income from operations	$224.0	$268.6	$219.2	$672.4	$707.3

(1) See Reconciliation of Net Income Attributable to AECOM to EBITDA

(2) Included in other income

(3) Excluding acquisition and integration related expenses

Segment Income from Operations
Design & Consulting Services Segment:
Income from operations	$104.1	$99.4	$124.0	$203.5	$305.7
Non-core operating losses	–	5.5	14.4	–	21.8
Amortization of intangible assets	40.9	35.6	11.5	147.4	84.0
Adjusted income from operations	$145.0	$140.5	$149.9	$350.9	$411.5

Construction Services Segment:
(Loss) income from operations	$(4.0)	$7.0	$12.6	$44.4	$(5.9)
Non-core operating losses	–	–	–	–	5.2
Loss on disposal activity	–	1.6	–	–	42.6
Amortization of intangible assets	14.8	10.6	10.6	65.7	32.1
Adjusted income from operations	$10.8	$19.2	$23.2	$110.1	$74.0

Management Services Segment:
Income from operations	$54.2	$114.5	$53.3	$193.0	$236.1
Amortization of intangible assets	38.4	23.9	21.7	106.9	72.7
Adjusted income from operations	$92.6	$138.4	$75.0	$299.9	$308.8

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11-11-11

FY16 GAAP EPS Guidance based on Adjusted EPS Guidance

Fiscal Year End 2016

Implied GAAP EPS Guidance	$ 0.91 to $ 1.31
Adjusted EPS Excludes:
Amortization of intangible assets	$1.35
Acquisition and integration-related expenses	$1.28
YTD non-core operating losses	$0.17
YTD loss on disposal activity	$0.27
Tax effect of the above items*	($0.99)
Adjusted EPS Guidance (Non-GAAP)	$ 3.00 to $ 3.40

*The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.

***